UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2013

Rouse Properties, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-35278 (Commission File Number)	90-0750824 (IRS Employer Identification No.)

1114 Avenue of the Americas, Suite 2800 New York, New York (Address of principal executive offices)	10036 (Zip Code)

Registrant's telephone number, including area code: (212) 608-5108

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CAR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CAR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CAR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 22, 2013, Rouse Properties, Inc., a Delaware corporation (the “Company”), amended its senior secured credit facility, dated January 12, 2012, as subsequently amended, among the Company and a syndicate of banks, as lenders, and Wells Fargo Bank, National Association, as administrative agent, and Wells Fargo Securities, LLC, RBC Capital Markets, LLC and U.S. Bank National Association, as joint lead arrangers to, among other things, increase borrowings on a revolving basis from up to $50.0 million to up to $150.0 million.  Simultaneously with the execution of the amendment, the Company prepaid $100.0 million of its senior secured term loan.  After giving effect to the amendment, the senior secured credit facility has an outstanding balance of $187.9 million, and an undrawn $150.0 million revolver.  The senior secured credit facility matures in January 2015.  The Company incurred customary fees in connection with the amendment of the senior secured credit facility and related transactions.

A copy of the amendment is attached as Exhibit 10.1 and is incorporated by reference herein.  The foregoing description of the amendment is qualified in its entirety by reference to Exhibit 10.1.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The terms of the direct financial obligations are summarized in Item 1.01 of this Form 8-K and are incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description

10.1	Third Amendment to Credit Agreement, dated as of January 22, 2013, among the Company and the lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 25, 2013	ROUSE PROPERTIES, INC.

	By:	/s/ Susan Elman
Name: Susan Elman
Title: Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1	Third Amendment to Credit Agreement, dated as of January 22, 2013, among the Company and the lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent